Exhibit 99.15a


[RYDER SCOTT LOGO]  RYDER SCOTT COMPANY
                    ----------------------
                    PETROLEUM CONSULTANTS                     FAX (713) 651-0849

1100 LOUISIANA          SUITE 3800      HOUSTON, TEXAS 77002-5218
                                         TELEPHONE (713) 651-9191





           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

      As independent oil and gas consultants, Ryder Scott Company, L.P. hereby consents to: (a) the use of our report setting forth our estimates of proved reserves and future revenue, as of December 31, 2001, to the interest of Tengasco, Inc. (Tengasco) in certain oil and gas properties, and (b) all references to our firm included in or made a part of Tengasco's Annual Report on Form 10-K for the year ended December 31, 2001.



                                        /s/ RYDER SCOTT COMPANY, L.P.
                                        ----------------------------
                                        RYDER SCOTT COMPANY, L.P.




Houston, Texas
April 3, 2002









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
1100, 530 - 8th AVENUE, S.W.      CALGARY, ALBERTA T2P 3S8         TEL (403) 262-2799      FAX (403) 262-2790
600 17TH STREET, SUITE 1610N      DENVER, COLORADO 80202-5416       TEL (303) 623-9147      FAX (303) 623-4258
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